UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 21, 2006 (date of earliest event report)

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on June 16, 2006, our Board of Directors appointed Mr. John Bradley to fill the vacancy on our Board of Directors. Mr. Bradley has been determined by our Board of Directors to qualify as an independent director. Mr. Bradley is currently Vice President of Sales for ESP, a position he has held since 1998. Mr. Bradley’s career with ESP spans nearly 26 years beginning with Hamilton Test Systems, formerly a subsidiary of United Technologies Corporation. He is responsible for worldwide sales of all ESP emission testing equipment and is active in several industry trade associations. He is a Director for Auto Repair Coalition, a trade association representing large auto repair entities based in California.  Mr. Bradley received his Bachelor of Science in Corporate Studies from the University of Connecticut.

On June 19, 2006 and June 23, 2006, Mr. Bahram Yusefzadeh and Mr. Erik Sander resignations from our Board of Directors will become effective. There were no disagreements between Mr. Yusefzadeh, Mr. Sanders and the Company that led to the resignation. Mr. Yusefzadeh and Mr. Sander are working together on a time intensive project that will no longer allow them the time to fulfill their obligations as directors of Speedemissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2006	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President